Exhibit 99.1

Company Contact:	Lankford Wade
Senior Vice President & Treasurer
(615) 236-6200
HealthSpring, Inc. Reports 2009 Third Quarter Results
Increases 2009 Earnings Per Share Guidance to $2.30 to $2.40
NASHVILLE, Tenn. (October 29, 2009) — HealthSpring, Inc. (NYSE:HS) today announced its results for the third quarter and nine months ended September 30, 2009. Highlights for the 2009 third quarter include:
•	Net income of $42.3 million, or $0.77 per diluted share, compared with $29.4 million, or $0.53 per diluted share, in the 2008 third quarter;

•	Premium revenue of $649.8 million, up 26.0% over the 2008 third quarter; and

•
Medicare Advantage membership of 186,635 at quarter-end, up 19.4% over the 2008 third quarter-end, and up 15.1% compared with 2008 year-end; stand-alone PDP membership of 303,975, up 11.6% over the 2008 third quarter-end.

Commenting on 2009 third quarter results, Herb Fritch, Chairman and Chief Executive Officer, said, “We are pleased with our strong performance in the third quarter of 2009. Performance in the quarter was driven by improvement in inpatient admissions in most of our markets that more than offset any higher trends we continue to experience in outpatient and professional costs. Our Florida and Part-D operations also continue to outperform our expectations for the year. These positive trends have caused us to increase our earnings per share guidance for 2009. We believe that our intense focus on physician engagement and the value proposition we offer to Medicare beneficiaries have led to the current year’s strong performance and position us well for a strong 2010 open enrollment season.”
Third Quarter Results
($ in thousands, except per share amounts)

	Three Months Ended
	September 30,		Percent
	2009	2008	Change
Premium revenue	$649,795	$515,892	26.0%
Total revenue	659,780	527,899	25.0
Medical expense	519,478	411,703	26.2
Net income	42,314	29,360	44.1
Net income per common share — diluted (1)	0.77	0.53	45.3

(1)
Weighted average shares outstanding used in the calculation of net income per common share - diluted, were 54,700,390 and 55,811,236, respectively, for the three months ended September 30, 2009 and 2008.

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HS Reports Third Quarter 2009 Results

October 29, 2009
Operating Highlights
Revenue
•
Medicare Advantage premiums (including the prescription drug component of HealthSpring’s Medicare Advantage plans, or “MA-PD”) were $580.0 million for the 2009 third quarter, reflecting an increase of 27.3% over the 2008 third quarter. The premium revenue increase is attributable to a 19.4% increase in membership and a 6.7% increase in premiums per member per month, or “PMPM.” Additionally, the 2009 third quarter included $6.4 million of premium revenue for changes in estimates for current-year retroactive risk settlements related to the first half of 2009. This change in estimate had a favorable impact on net income of $3.5 million, or $0.06 per diluted share, in the current quarter. By comparison, the change in estimate for the 2008 third quarter was insignificant.

•
Medicare Advantage PMPM premiums were $1,043.09 in the 2009 third quarter, compared with $977.38 in the 2008 third quarter. The PMPM premium increase in the 2009 third quarter resulted from rate increases in CMS-calculated base rates as well as rate increases related to risk scores.

•
Stand-alone PDP premium revenue was $69.0 million for the 2009 third quarter, an increase of 16.8% compared with the 2008 third quarter. The higher revenue resulted from an 11.6% increase in membership and a 4.7% increase in PDP premiums PMPM in the current quarter.

•
Investment income decreased from the 2008 third quarter by $2.9 million, or 76.9%, to $0.9 million for the 2009 third quarter, primarily as a result of a lower average yield on invested and cash balances.

Medical Expense
•
Medicare Advantage medical loss ratio, or “MLR,” was 79.7% for the 2009 third quarter, compared with 79.2% for the prior year’s third quarter. The impact from risk-adjustment payments relating to prior periods of 2009 was favorable by 0.7% on the 2009 third quarter. Higher outpatient expenses and increases in physician expenses in the Alabama, Tennessee, and Texas health plans resulted in an increase in the current period MLR, compared with the 2008 third quarter. Increasing pharmacy trends for the drug benefit component of the Company’s MA-PD plans during the current period also contributed to the increase in the MLR. These increases were partially offset by improvements in inpatient admissions across all markets and continued strong performance in the Florida plan. On a year-to-date basis, the MA MLR was 81.1%, compared with 79.2% for the prior year’s first nine months, as adjusted in both periods to exclude favorable final CMS settlement adjustments associated with prior years.

•
PDP MLR was 81.5% for the 2009 third quarter, compared with 85.1% in the 2008 third quarter. On a year-to-date basis, the PDP MLR was 90.2%, compared with 93.3% for the prior year’s first nine months. The improvement in the PDP MLR was primarily attributable to higher PMPM premium revenue. Higher utilization of generic prescription drugs in the 2009 period also contributed to the improvement in the year-to-date PDP MLR.

Selling, General & Administrative (SG&A) Expense
•
SG&A expense as a percentage of total revenue in the 2009 third quarter decreased 110 basis points to 10.0%, compared with 11.1% in the 2008 third quarter. The improvement in SG&A as a percentage of revenue resulted primarily from improvements in the Company’s operating model and revenue increases. The $7.2 million increase in the 2009 third quarter compared with the 2008 third quarter was primarily the result of additional personnel costs associated with membership increases. On a year-to-date basis, SG&A expense as a percentage of total revenue in 2009 was 10.1% compared with 10.8% for the prior year’s first nine months.

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HS Reports Third Quarter 2009 Results

October 29, 2009
Interest Expense
•	Interest expense in the 2009 third quarter decreased $0.8 million compared with the 2008 third quarter as a result of lower effective interest rates and lower average principal balances.
•
The Company’s weighted average effective interest rate (exclusive of the amortization of deferred financing costs) for the three months ended September 30, 2009 was 4.7% compared with 5.3% for the three months ended September 30, 2008.

Income Tax Expense
•
The effective income tax rate was adjusted in the 2009 third quarter to 34.9% for the nine months ended September 30, 2009. This lower tax rate resulted primarily from a favorable tax impact related to business combination accounting for the Florida health plan acquisition. This and other minor adjustments contributed $0.04 to diluted earnings per share for the 2009 third quarter. The Company currently expects the effective income tax rate for the full year will approximate 35.2%, which includes the items reported in the third quarter.

Balance Sheet Highlights
•
At September 30, 2009, the Company’s cash and cash equivalents were $389.8 million, $75.3 million of which was held at unregulated subsidiaries, compared with cash and cash equivalents of $282.2 million at December 31, 2008, $31.4 million of which was held at unregulated subsidiaries.

•
Total debt outstanding was $244.2 million at September 30, 2009, compared with $268.0 million at December 31, 2008, and $275.3 million at September 30, 2008. There were no borrowings outstanding under the Company’s $100 million revolving credit facility at September 30, 2009 or 2008.

•
For the first nine months of 2009, net cash generated in operating activities was $115.5 million compared with $152.6 million generated in the same period of 2008. Operating cash flows on a year-to-date basis for 2009 included the receipt of approximately $31.8 million of prior-year CMS risk premium settlements compared with the settlement of $57.9 million received in the first nine months of 2008.

•	Days in claims payable totaled 35 at the end of the 2009 third quarter, compared with 36 at the end of the 2009 second quarter.
Outlook
•	EPS: The Company is increasing its expectations for diluted earnings per share for 2009 to be in the range of $2.30 to $2.40, on weighted average shares outstanding of approximately 55.4 million.
•
Membership: The Company increases its estimate for Medicare Advantage membership from 186,000—188,000 to a range of 188,000—189,000 at the end of 2009. The Company also refines its estimate for PDP membership from 310,000—320,000 to a range of 311,000—313,000 at the end of 2009.

•	Revenue: The Company now estimates that 2009 total revenue will be approximately $2.65 billion.
•
MLRs: The Company is modifying its estimate for Medicare Advantage (including MA-PD) full-year MLR to be approximately 81.0% for 2009. The Company maintains its estimate for stand-alone PDP MLR to be in the range of 84.0% to 86.0% for the year.

•	SG&A: The Company continues to estimate that selling, general and administrative expense will be approximately 10.5% of total revenue for 2009.
Conference Call
A live audio webcast of the conference call regarding third quarter results will begin at 10:00 a.m. ET on Thursday, October 29, 2009. The public may access the conference call through HealthSpring’s website, www.healthspring.com, under the Investor Relations tab. The conference call can also be accessed by dialing (913) 312-0643, confirmation number 6838864. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue for 30 days.
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HS Reports Third Quarter 2009 Results

October 29, 2009
About HealthSpring
HealthSpring is based in Nashville, Tenn., and is one of the country’s largest coordinated care plans whose primary focus is the Medicare Advantage market. HealthSpring currently owns and operates Medicare Advantage plans in Alabama, Florida, Illinois, Mississippi, Tennessee, and Texas and also offers a national stand-alone Medicare prescription drug plan. For more information, visit www.healthspring.com.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this release that are not historical fact are forward-looking statements, which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or refer to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. Such statements include statements regarding 2010 open enrollment and 2009 guidance, including effective tax rates. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause its actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Any projections or other forward-looking information in this release or made orally and related thereto are based on management’s beliefs and assumptions and on information available to HealthSpring at the time the statements were or are made, which is subject to change. Although any such projections and forward-looking information and the factors influencing them will likely change, HealthSpring will not necessarily update the information except as required by law, as HealthSpring will only provide guidance at certain points during the year. Information contained herein speaks only as of the date of this release.
The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: changes in membership enrollment and dis-enrollment patterns; legislative and regulatory actions or changes, including changes in Medicare funding and premium rates; changes in our members’ utilization of medical services; changes in medical and prescription drug cost trends; the Company’s ability to accurately estimate CMS retroactive risk adjustments to Medicare premiums; competition; the Company’s ability to accurately estimate incurred but not reported medical claims; negotiation of acceptable contracts with physicians, hospitals, and other providers; contractual disputes with providers; increases in costs or liabilities associated with litigation; costs associated with compliance with regulatory mandates and with responding to regulatory audits; management changes; substantial changes in interest rates over a prolonged period; and changes in tax estimates, assets, or liabilities and valuation allowances related thereto. The foregoing list of factors is not intended to be exhaustive. Additional information concerning these and other important risks and uncertainties can be found under the headings “Special Note Regarding Forward-Looking Statements” and “Item 1A. — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and in other public filings by the Company.
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HS Reports Third Quarter 2009 Results

October 29, 2009
Supplemental Information
1. Membership

	Sept. 30,	June 30,	Percent	Dec. 31,	Percent	Sept. 30,	Percent
	2009	2009	Change	2008	Change	2008	Change
MA Membership:
Alabama	31,007	30,101	3.0	29,022	6.8	28,651	8.2
Florida	31,513	30,892	2.0	27,568	14.3	27,204	15.8
Illinois	11,077	10,821	2.4	9,245	19.8	9,005	23.0
Mississippi	4,473	4,152	7.7	2,425	84.5	2,183	104.9
Tennessee	57,240	55,917	2.4	49,933	14.6	49,366	16.0
Texas	51,325	50,348	1.9	43,889	16.9	39,896	28.6

Total	186,635	182,231	2.4	162,082	15.1	156,305	19.4

PDP Membership:	303,975	294,753	3.1	282,429	7.6	272,469	11.6

Commercial:	735	739	(0.5)	895	(17.9)	921	(20.2)

2. Segment Information
Financial data by reportable segment for the three and nine months ended September 30 is as follows (in thousands):

	MA-PD	PDP	Commercial	Corporate	Total
Three months ended September 30, 2009
Revenue	$589,966	$69,044	$754	$16	$659,780
EBITDA	71,983	10,644	(269)	(7,907)	74,451
Depreciation and amortization expense	6,330	20	—	1,432	7,782

Three months ended September 30, 2008
Revenue	$466,916	$59,917	$960	$106	$527,899
EBITDA	57,477	6,429	670	(7,014)	57,562
Depreciation and amortization expense	6,060	2	—	985	7,047

Nine months ended September 30, 2009
Revenue	$1,736,970	$249,158	$2,269	$42	$1,988,439
EBITDA	183,866	18,557	(277)	(21,596)	180,550
Depreciation and amortization expense	19,052	60	—	3,836	22,948

Nine months ended September 30, 2008
Revenue	$1,430,899	$211,923	$4,346	$313	$1,647,481
EBITDA	190,758	7,974	66	(20,871)	177,927
Depreciation and amortization expense	18,261	5	—	3,014	21,280
As of January 1, 2009, the Company revised its methodology for allocating the selling, general, and administrative expenses within its prescription drug operations, which resulted in its allocating a greater share of such expenses to its MA-PD segment. As such, the MA-PD and PDP segment’s EBITDA amounts for the 2008 period include reclassification adjustments between segments such that the periods presented are comparable.
A reconciliation of reportable segment EBITDA to net income included in the consolidated statements of income for the three and nine months ended September 30 is as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
EBITDA	$74,451	$57,562	$180,550	$177,927
Income tax expense	(20,593)	(16,635)	(50,772)	(51,494)
Interest expense	(3,762)	(4,520)	(12,014)	(14,513)
Depreciation and amortization	(7,782)	(7,047)	(22,948)	(21,280)

Net Income	$42,314	$29,360	$94,816	$90,640

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HS Reports Third Quarter 2009 Results

October 29, 2009
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet Information
(in thousands)
(Unaudited)

	September 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$389,766	$282,240
Accounts receivable, net	71,546	74,398
Investment securities available for sale	6,066	3,259
Investment securities held to maturity	16,040	24,750
Funds due for the benefit of members	4,085	40,212
Deferred income taxes	3,458	4,198
Prepaid expenses and other	8,794	6,560

Total current assets	499,755	435,617
Investment securities available for sale	18,480	30,463
Investment securities held to maturity	41,924	20,086
Property and equipment, net	29,177	26,842
Goodwill	589,760	590,016
Intangible assets, net	207,739	221,227
Restricted investments	16,260	11,648
Risk corridor receivable from CMS	8,967	—
Other	7,176	8,878

Total assets	$1,419,238	$1,344,777

Liabilities and Stockholders’ Equity
Current liabilities:
Medical claims liability	$200,372	$190,144
Accounts payable, accrued expenses and other	28,305	35,050
Risk corridor payable to CMS	3,089	1,419
Current portion of long-term debt	35,729	32,277

Total current liabilities	267,495	258,890
Deferred income taxes	80,433	89,615
Long-term debt, less current portion	208,425	235,736
Other long-term liabilities	9,027	9,658

Total liabilities	565,380	593,899

Stockholders’ equity:
Common stock	581	578
Additional paid in capital	511,933	504,367
Retained earnings	389,986	295,170
Accumulated other comprehensive loss, net	(1,288)	(1,955)
Treasury stock	(47,354)	(47,282)

Total stockholders’ equity	853,858	750,878

Total liabilities and stockholders’ equity	$1,419,238	$1,344,777

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HS Reports Third Quarter 2009 Results

October 29, 2009
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Income Information
(in thousands, except share data)
(Unaudited)

	Three Months Ended		Nine Moths Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue:
Premium revenue	$649,795	$515,892	$1,955,842	$1,611,450
Management and other fees	9,108	8,207	29,065	24,056
Investment income	877	3,800	3,532	11,975

Total revenue	659,780	527,899	1,988,439	1,647,481

Operating expenses:
Medical expense	519,478	411,703	1,607,481	1,292,042
Selling, general and administrative	65,851	58,634	200,408	177,512
Depreciation and amortization	7,782	7,047	22,948	21,280
Interest expense	3,762	4,520	12,014	14,513

Total operating expenses	596,873	481,904	1,842,851	1,505,347

Income before income taxes	62,907	45,995	145,588	142,134
Income taxes	(20,593)	(16,635)	(50,772)	(51,494)

Net income	$42,314	$29,360	$94,816	$90,640

Net Income per common share:
Basic	$0.78	$0.53	$1.74	$1.61

Diluted	$0.77	$0.53	$1.73	$1.61

Weighted average common shares outstanding:
Basic	54,518,162	55,693,943	54,502,081	56,137,029

Diluted	54,700,390	55,811,236	54,653,367	56,243,533

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HS Reports Third Quarter 2009 Results

October 29, 2009
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flow Information
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income	$42,314	$29,360	$94,816	$90,640
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,782	7,047	22,948	21,280
Amortization of deferred financing cost	582	599	1,785	1,840
Equity in earnings of unconsolidated affiliate	(178)	(156)	(281)	(357)
Stock-based compensation	2,355	2,235	7,513	6,722
Deferred tax (benefit) expense	(2,209)	4,148	(8,794)	680
Increase (decrease) in cash due to:
Accounts receivable	78,605	126,810	3,446	3,997
Prepaid expenses and other current assets	503	(803)	(2,231)	(1,284)
Medical claims liability	(21,087)	(11,934)	10,228	29,570
Accounts payable, accrued expenses and other current liabilities	2,480	(6,841)	(6,766)	9,029
Risk corridor payable to/ receivable from CMS	13,304	9,136	(7,298)	(8,794)
Other	(560)	221	94	(772)

Net cash provided by operating activities	123,891	159,822	115,460	152,551

Cash flows from investing activities:
Purchases of property and equipment	(6,018)	(4,548)	(11,519)	(8,386)
Purchases of investment securities	(11,079)	(9,423)	(39,766)	(41,181)
Maturities of investment securities	12,933	11,181	36,107	51,296
Deposit made for acquisition	—	(7,200)	—	(7,200)
Additional consideration paid on acquisition	—	—	(910)	—
Proceeds received on disposition	297	—	297	—
Purchases of restricted investments	(5,892)	(1,900)	(16,015)	(6,410)
Maturities of restricted investments	5,011	1,906	11,403	5,857
Distributions from affiliates	196	185	196	309

Net cash (used in) investing activities	(4,552)	(9,799)	(20,207)	(5,715)

Cash flows from financing activities:
Funds received for the benefit of members	169,587	129,936	494,591	378,950
Funds withdrawn for the benefit of members	(186,989)	(154,719)	(458,465)	(374,557)
Payments on long-term debt	(7,181)	(3,623)	(23,859)	(20,994)
Proceeds from stock option exercises	—	923	6	1,210
Purchase of treasury stock	—	(3)	—	(28,347)

Net cash (used in) provided by financing activities	(24,583)	(27,486)	12,273	(43,738)

Net increase in cash and cash equivalents	94,756	122,537	107,526	103,098

Cash and cash equivalents at beginning of period	295,010	304,651	282,240	324,090

Cash and cash equivalents at end of period	$389,766	$427,188	$389,766	$427,188

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